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NAME                                                    JURISDICTION OF
                                                        INCORPORATION OR
                                                          ORGANIZATION

MeriStar H&R Operating Company, L.P.                         Delaware
MeriStar Management Company, L.L.C.                          Delaware
AGH Leasing, L.P.                                            Delaware
Ballston Parking Associates, L.P.                            Delaware
CapStar BK Company, L.L.C.                                   Delaware
CapStar California Beverage Corporation                      California
CapStar Dallas Beverage Corporation                          Texas
CapStar Hallmark Company, L.L.C.                             Missouri
CapStar HGI Company, L.L.C.                                  Delaware
CapStar KC Company II, L.L.C.                                Delaware
CapStar Management Company, L.L.C.                           Delaware
CapStar Metro Beverage Corporation                           Texas
CapStar New Mexico Beverage Corporation                      New Mexico
CapStar Winston Beverage Corporation                         Texas
CapStar Winston Company, L.L.C.                              Delaware
CapStar Wyandotte II Company, L.L.C.                         Missouri
CMC Airport, Inc.                                            Delaware
Equistar Schaumburg Beverage Company                         Illinois
Equistar Texas Beverage Corporation                          Texas
MeriStar AGH Company, L.L.C.                                 Delaware
MeriStar South Seas Company, Inc.                            Florida
MeriStar South Seas Company, L.P.                            Florida
MeriStar Louisiana Beverage Corporation                      Louisiana
MeriStar Palmas Corp.                                        Delaware
MeriStar Palmas L.P. Corp.                                   Delaware
MeriStar Palmas, L.P., S. en C., (S.E.)                      Puerto Rico
MeriStar Storrs Company, L.L.C.                              Delaware
Riverside Beverage Corporation                               Louisiana
S.D. Bridgeworks, L.L.C.                                     Delaware
Twin Towers Leasing, L.P.                                    Florida
MeriStar Laundry, LLC                                        Delaware